Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference the Registration Statement on Form S-8 (File No. 333-213150) of Zoned Properties, Inc. of our report dated March 26, 2019, relating to the consolidated financial statements of Zoned Properties, Inc. which appear in this Form 10-K.

D. Brooks and Associates CPA’s, P.A.

Palm Beach, FL

March 28, 2019

D. Brooks and Associates CPA’s, P.A. 4440 PGA Boulevard, Suite 104, Palm Beach Gardens, FL 33410 – (561) 429-6225